United States

Securities And Exchange Commission
Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  April 18, 2017

County Bancorp, Inc.
(Exact name of registrant as specified in charter)

Wisconsin	001-36808	39-1850431
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

860 North Rapids Road
Manitowoc, Wisconsin 54221
(Address of principal executive offices) (Zip code)

(920) 686-9998
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b–2 of the Securities Exchange Act of 1934 (§ 240.12b–2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On April 18, 2017, the Board of Directors of County Bancorp, Inc. (the “Company”) approved an amendment and restatement of the County Bancorp, Inc. Investors Community Bank Management Employees’ Elective Deferred Compensation Plan (“Plan”), which provides for the deferral of compensation to directors and select executive officers of the Company and its affiliates. Under the Plan, the Company also has the discretion to make contributions to the Plan on behalf of any participant based on a number of factors.  The Plan is intended to serve as a means of maximizing the effectiveness and flexibility of the compensation arrangements of participants and as an aid in attracting and retaining individuals of outstanding abilities and specialized skills for service with the Company and/or an affiliate of the Company.  The Plan is an unfunded plan for tax purposes and for the purposes of Title I of ERISA, and is maintained primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees.

A copy of the Plan is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)Exhibits

10.1	County Bancorp, Inc. Investors Community Bank Management Employees’ Elective Deferred Compensation Plan, as amended and restated April 18, 2017

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 24, 2017	County Bancorp, Inc.

By: /s/ Mark A. Miller

Name:  Mark A. Miller

Title:     Secretary